Exhibit 99.1

TPI Reports First Quarter Fiscal Year 2014 Financial Results

November 15, 2013

Tianyin Pharmaceutical Inc. (NYSE Amex: TPI), a pharmaceutical company that specializes in the patented biopharmaceutical, modernized traditional Chinese medicine (mTCM), branded generics and active pharmaceutical ingredients (API) announced financial results for the first quarter fiscal year 2014.

First Quarter Fiscal Year 2014 Ended September 30, 2013 Financial Highlights:

•	Revenue was $14.8 million compared with $16.0 million in the first quarter fiscal year 2013, a decrease of 8.1% year over year;
•	Operating income was $2.2 million, compared with $2.1 million in the first quarter fiscal year 2013, an increase of 1.4% year over year;
•	Net Income was $1.5 million compared with $1.5 million in the first quarter fiscal year 2013;
•	Earnings per share of $0.05 per basic share, $0.05 per diluted share, compared with $0.05 per basic share, or $0.05 per diluted share in the first quarter fiscal year 2013;
•	Cash and cash equivalents totaled $25.6 million on September 30, 2013;

Comparison of results for the three months ended September 30, 2013 and 2012:

	Three Months Ended September 30,
	2013	2012
	(In millions)
Sales	$14.7	$16.0
Cost of sales	$8.8	$9.7
Gross profit	$6.0	$6.2
Total operating expenses	$3.8	$4.1
Provision for income taxes	$0.6	$0.6
Net income	$1.5	$1.5
Less: Net (loss) attributable to noncontrolling interest	$(0.0)	$(0.0)
Foreign currency translation adjustment	$0.6	$(0.1)
Comprehensive income	$2.1	$1.4

Sales for the quarter ended September 30, 2013 was $14.7 million, a decrease of 8.1% as compared to $16.0 million for the quarter ended September 30, 2012. The sales decrease reflected the continuous pricing pressure and restrictive sales policies in generic products compared with the same period last year.

In the quarter ended September 30, 2013, our top five core product sales were:

1.	Gingko mihuan oral liquid (GMOL) for stroke and cardiovascular disorders: $5.1 million
2.	Mycophenolate mofetil capsules (MM) for renal transplant: $2.2 million
3.	Azithromycin tablets (AZI) for infection: $0.5 million
4.	Qingre jiedu oral liquid (QR): $0.7 million
5.	Qianlie Shule capsules (QS) for prostate conditions: $0.27 million

These core products totaled $8.8 million in sales, representing 59.7% of the quarterly revenue in the quarter ended September 30, 2013.

Gross Margin for the quarter ended September 30, 2013 was 40.6% as compared to 39.1% for the quarter ended September 30, 2012. The gross margin improvement was the result of a greater mix of higher margin products being sold during the period, supported by a leveling off of negative pricing pressures in our lower margin generic portfolio. We expect a gradual improvement of our overall gross margin on a quarter to quarter comparison basis from last year due to the sale of our higher margin products.

Net Income was $1.5 million with a net margin of 10.0% for the quarter ended September 30, 2013, as compared to net income of $1.5 million with net margin of 9.4% for the quarter ended September 30, 2012. The improvement of net margin was predominately a result of improvements in our gross margins with optimized sales and marketing expenditure.

Diluted earnings per share for the first quarter fiscal year 2014 were $0.05 based on 29.4 million shares compared with the earnings of $0.05 per diluted share for the first quarter fiscal year 2013, based on 29.3 million shares.

Balance Sheet and Cash Flow

As of September 30, 2013, we had working capital totaling $38.3 million, including cash and cash equivalents of $25.6 million. Net cash provided by operating activities was $0.25 million for the three months ended September 30, 2013 as compared with net cash generated from operating activities as $0.48 million for the three months ended September 30, 2012. The net decrease in operating cash flow was predominately the result of the payment of the QLF construction/relocation related accounts payable at the amount of $(2.7) million which was offset by an increase of cash flow from accounts receivable, inventories and other receivables totaled $1.0 million. We believe that TPI is adequately funded to meet all of our working capital and capital expenditure needs for fiscal year 2014.

Business Development & Outlook

Research and Development (R&D)

The partnership-based R&D strategy supports TPI to commercialize, produce, and broaden our product pipeline and to market those products through our sales and marketing infrastructure. Currently, we have been monitoring the progress of several pipeline drugs with our partnership research institutes, of which we could be able to register intellectual property rights of these products upon milestone results.

R&D for additional indications of GMOL

Our flagship product GMOL (CFDA certification number: H20013079; patent number: 20061007800225) contributes significantly to our revenue. Clinical application and information gathered from physicians showed that in addition to our approved indication for GMOL: cardiovascular disorders, coronary heart disease and cerebral ischemic attack including strokes, off-label use of GMOL have been indicated in hepatic diseases and ophthalmological diseases. The validity of these observations is currently being investigated.

Jiangchuan Macrolide Project (JCM)

TPI has completed the 240-ton JCM facility for the R&D, manufacturing and sale of API and chemical intermediates of macrolide antibiotics. In January 2012, JCM was approved for its GMP certification designated as "CHUAN M0799," which is valid for the period of December 31, 2011 until December 31, 2015. Following the efficiency improvement and calibration, JCM started the production of the macrolide API for TPI's Azithromycin Dispersible Tablets (SFDA No: H20074145) since July 2012. Currently the monthly production capacity of JCM is 5 - 10 tons of Azithromycin macrolide API. The API produced by JCM is mainly to supply for TPI's own Azithromycin Tablets.

Tianyin Medicine Trading Distribution Business (TMT)

TMT is established to distribute products manufactured by both TPI and other pharmaceutical companies to fuel our expanding sales network as well as to provide synergy to our existing organic product portfolio. TMT has been distributing mainly TPI's own products since its inception in 2009. Since 2010, TPI has signed and later extended distribution contracts with Jiangsu Lianshui Pharmaceutical ("Lianshui") to distribute Lianshui-branded generic injection products including cough suppressant, antibiotics, anti-inflammatory medicines and other healthcare indications. On average, TMT distribution revenue contributed approximately $2-3 million sales per quarter to our total revenue.

Pre-extraction and formulation plant development at Qionglai Facility (QLF)

In preparation for the new Good Manufacturing Practice (GMP) standards stipulated by the PRC government in early 2011, TPI initiated a process to optimize the manufacturing facilities and production lines of the Company in compliance with the new GMP standards. We received our current GMP certificate for both of our pre-extraction plant and formulate facilities on August 27, 2013 for the next three years until the end of 2015. In addition, under the guidance by provincial government, our facility is scheduled to be relocated to Qionglai County, south of Chengdu, which is designated for the pharmaceutical industry. The Qionglai facility (QLF) post-relocation is approximately 18 miles from the Company's recently completed JCM facility. The proposed relocation project also includes our TCM pre-extraction plant which is currently located near the center of the city of Chengdu surrounded by a rapidly expanding residential area. Both the pre-extraction plant and the formulation plant will subsequently be relocated to Qionglai County to become a combined QLF plant, which is estimated to be 80 mu or approximately 13 acres. The combined QLF plant, designed and constructed according to the latest GMP standards, is expected to relieve the current capacity saturation at the current facilities. The re-location cost for Phase I (which includes relocation of both the formulation plant and pre-extraction plant) is estimated at $25 million, which, when completed, is expected to expand the current capacity by approximately 30%. If the Company decides to further expand the capacity, Phase II QLF, an additional $10 million may be invested to double the current capacity. Since the official start of the relocation project in February 2012, the construction of the QLF project has been progressing on schedule. The relocation of pre-extraction plant of Phase I is expected to be initiated by the end of 2013 calendar year which will be immediately followed by the initiation of the relocation of formulation plant.

Fiscal 2014 Guidance

The Company continues experiencing restrictive pricing pressures in the healthcare market in China as a result of the enactment of additional healthcare reform policies. The prevailing tightened pricing control of generic medicines in China amid the healthcare reform and from the government's efforts to promote lower margined essential drugs (EDL) also simultaneously compressed our margins as well as our sale volumes of those generic products. These factors, together with the negative market environment of Azithromycin API pricing led to intensified market and pricing competition combined with an excess of capacity that may continue to last for the next few years.

Based on the continuous pricing pressure going forward, we reiterate the revenue forecast to range from 0% to 5% growth year over year from fiscal year 2013, along with a 10% net margin. The forecasted net income guidance excluded any non-cash expenses associated with stock compensation plans or stock option expenses.

We believe the following factors will influence the future growth perspectives of our Company:

1)	Market expansion and revenue growth of TPI's core product portfolio led by flagship product GMOL;
2)	Gradual ramp up of JCM revenue in the fiscal year 2014;
3)	The stabilization of generic sales following the progressive pricing restrictions amid the ongoing healthcare reform;
4)	Meaningful TMT distribution revenue contribution; and
5)	QLF relocation and smooth transition of production capacity.

Management will continue to evaluate the Company's business outlook and communicate any changes on a quarterly basis or as when appropriate.

Conference Call

Senior management of TPI will host its earnings conference call for the first quarter of fiscal year 2014 ended September 30, 2013 to be held at 8:30 a.m. ET on Friday, November 15th, 2013.

Interested parties may access the call by dialing

TOLL-FREE	1-877-941-1427
TOLL/INTERNATIONAL	1-480-629-9664

It is advisable to dial in approximately 5 minutes prior to the start of the call.
Replay Dial-In Numbers:

TOLL-FREE	1-877-870-5176
TOLL/INTERNATIONAL	1-858-384-5517
From:	11/15/13 @ 11:30 am Eastern Time
To:	11/29/13 @ 11:59 pm Eastern Time
Replay Pin Number:	4649560

This call is being web cast by ViaVid Broadcasting and can be accessed at ViaVid's website at the following link: http://public.viavid.com/index.php?id=106845

About TPI

Headquartered at Chengdu, China, TPI is a pharmaceutical company that specializes in the development, manufacturing, marketing and sales of patented biopharmaceutical, mTCM, branded generics and API. TPI currently manufactures a comprehensive portfolio of 58 products, 24 of which are listed in the highly selective national medicine reimbursement list, 10 are included in the essential drug list (EDL) of China. TPI's pipeline targets various high incidence healthcare indications. For more information about TPI, please visit: http://www.tianyinpharma.com

Safe Harbor Statement

The Statements which are not historical facts contained in this press release are forward-looking statements that involve certain risks and uncertainties including but not limited to risks associated with the uncertainty of future financial results, additional financing requirements, development of new products, government approval processes, the impact of competitive products or pricing, technological changes, the effect of economic conditions and other uncertainties detailed in the Company's filings with the Securities and Exchange Commission.

For more information, please contact:
Investors Contact: ir@tpi.asia
Web: http://www.tianyinpharma.com
Tel: +86-28-8551-6696 (Chengdu, China)
       +86 134-36-550011 (China)

Address:
23rd Floor Unionsun Yangkuo Plaza
No. 2, Block 3, South Renmin Road
Chengdu, 610041
China

Tianyin Pharmaceutical Co., Inc.
Consolidated Balance Sheets
(Unaudited)

	September 30,	June 30,
	2013	2013
Assets
Current assets:
Cash and cash equivalents	$25,609,152	$26,827,008
Restricted cash	4,564,000	4,536,000
Accounts receivable, net of allowance for doubtful accounts of $102,779 and $102,149 at September 30, 2013 and June 30, 2013, respectively	9,888,222	10,112,718
Inventory	5,673,685	6,036,014
Other current assets	-	313,320
Total current assets	45,735,059	47,825,060
Property and equipment, net	40,409,245	40,603,232
Intangibles, net	21,432,297	21,505,012
Goodwill	211,900	210,600
Total assets	$107,788,501	$110,143,904
Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$1,402,129	$1,352,560
Accounts payable – construction related	-	2,723,290
Short-term bank loans	4,335,800	5,929,200
Income tax and other taxes payable	1,256,798	1,442,111
Other current liabilities	473,939	449,062
Total current liabilities	7,468,666	11,896,223
Total liabilities	7,468,666	11,896,223
Equity
Stockholders' equity:
Preferred stock, $0.001 par value, 25,000,000 shares authorized, no shares issued and outstanding at September, 2013 and June 30, 2013, respectively	-	-
Common stock, $0.001 par value, 50,000,000 shares authorized, 29,496,276 shares issued and 29,382,791 shares outstanding at September 30, 2013 and June 30, 2013, respectively	29,496	29,496
Additional paid-in capital	30,134,852	30,134,852
Treasury stock	(135,925)	(135,925)
Statutory reserve	6,847,315	6,847,315
Retained earnings	52,482,431	50,967,308
Accumulated other comprehensive income	10,789,863	10,178,358
Total stockholders' equity - Tianyin Pharmaceutical Co., Inc.	100,148,032	98,021,404
Noncontrolling interest	171,803	226,277
Total equity	100,319,835	98,247,681
Total liabilities and equity	$107,788,501	$110,143,904

Tianyin Pharmaceutical Co., Inc.
Consolidated Statements of Operations
(Unaudited)

	For the Three Months Ended
	September 30,
	2013	2012

Sales	$14,748,548	$15,971,697
Cost of sales	8,755,033	9,727,993
Gross profit	5,993,515	6,243,704
Operating expenses
Selling expenses	2,539,244	2,761,438
General and administrative expenses	1,028,766	1,121,533
Research and development	251,314	215,930
Total operating expenses	3,819,324	4,098,901
Income from operations	2,174,191	2,144,803
Other income (expenses):
Interest income	22,310	67,602
Interest expense	(102,901)	(108,404)
Total other expenses	(80,591)	(40,802)
Income before provision for income taxes	2,093,600	2,104,001
Provision for income taxes	634,108	583,048
Net income	1,459,492	1,520,953
Less: net loss attributable to noncontrolling interest	(55,631)	(20,664)
Net income attributable to Tianyin Pharmaceutical Co., Inc.	$1,515,123	$1,541,617
Basic earnings per share	$0.05	$0.05
Diluted earnings per share	$0.05	$0.05
Weighted average number of common shares outstanding:
Basic	29,382,791	29,332,791
Diluted	29,382,791	29,332,791

Tianyin Pharmaceutical Co., Inc.
Consolidated Statements of Comprehensive Income
(Unaudited)

	For the Three Months Ended
	September 30,
	2013	2012

Net income	$1,459,492	$1,520,953
Other comprehensive income (loss)
Foreign currency translation adjustment	612,662	(112,500)
Total other comprehensive income (loss)	612,662	(112,500)
Total Comprehensive income	2,072,154	1,408,453
Less: Comprehensive income (loss) attributable to the noncontrolling interest	(54,474)	(21,024)
Comprehensive income attributable to Tianyin Pharmaceutical Co., Inc.	$2,126,628	$1,429,477

Tianyin Pharmaceutical Co., Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	For the Three Months Ended
	September 30,
	2013	2012
Cash flows from operating activities:
Net Income	$1,459,492	$1,520,953
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	647,294	583,704
Share-based payments	-	13,095
Changes in current assets and current liabilities:
Accounts receivable	285,687	993,591
Inventory	397,873	(577,022)
Advance payments	-	640,981
Other current assets	313,900	(39,736)
Accounts payable and accrued expenses	41,043	(96,477)
Accounts payable – construction related	(2,728,333)	(328,853)
Trade notes payable	-	(3,085,485)
Advances from customer	-	1,139,256
Income tax and other taxes payable	(193,381)	(240,212)
Other current liabilities	22,011	(40,444)
Net cash provided by operating activities	245,586	483,351
Cash flows from financing activities:
Changes in restricted cash	-	1,946,229
Repayment of short-term bank loans	(1,623,000)	-
Net cash provided by (used in) financing activities	(1,623,000)	1,946,229
Effect of foreign currency translation on cash	159,558	(43,510)
Net increase (decrease) in cash and cash equivalents	(1,217,856)	2,386,070
Cash and cash equivalents – beginning of period	26,827,008	35,152,295
Cash and cash equivalents – ending of period	$25,609,152	$37,538,365
Supplemental disclosures of cash activities
Cash paid for interest	$102,862	$108,404
Cash paid for income taxes	$702,609	$803,579

SOURCE Tianyin Pharmaceutical Inc.